                                                                    Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 20, 1994, which appears on page 41 of the 1993 Annual Report to Shareholders of Borden, Inc., which is incorporated by reference in Borden, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 12 of such Annual Report on Form 10-K.




         /s/ Price Waterhouse
By:________________________________


Columbus, Ohio
June 21, 1994